INDEPENDENT AUDITORS’ CONSENT

I consent to the use in the Registration Statement of Whitney Information Network, Inc., on Form S-1, of our report dated March 20, 2002 on the financial statements of Whitney Information Network, Inc. appearing in the Prospectus, which is part of the Registration Statement.

I also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/    Ehrhardt, Keefe, Steiner & Hoffman PC

Ehrhardt, Keefe, Steiner & Hoffman PC

February 11, 2003

Ft. Lauderdale, Florida